UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2013

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 16, 2013, Affirmative Insurance Holdings, Inc. and certain of its subsidiaries (Company) entered into a Stock and Asset Purchase Agreement (Purchase Agreement) with Confie Seguros Holding II Co. and Confie Insurance Group Holdings, Inc. (Confie). Under the Purchase Agreement, Confie has agreed to purchase from the Company the stock of certain subsidiaries and assets constituting the retail insurance agency and premium finance business of the Company (Retail Business). The closing of the Purchase Agreement transaction will take place on the second business day following the satisfaction and waiver of all conditions and obligations of the parties to the Purchase Agreement (Closing). Among other things, the Closing is conditioned upon Confie arranging financing for the transaction under a financing commitment and the delivery of customary closing items by both parties.

Confie has agreed to pay an aggregate amount of up to $120.0 million as consideration for the acquisition of the Retail Business. The purchase price may be subject to a post-closing adjustment based upon the working capital of the Retail Business as determined on the closing date. At Closing, $80.0 million of the purchase price will be paid to the Company and $20.0 million will be deposited into an escrow account maintained for the Company’s benefit (Escrow Amount). The Escrow Amount shall be released to the Company or its insurance subsidiary, Affirmative Insurance Company (AIC), at various times depending upon AIC’s achievement of specified risk-based capital ratios through June 30, 2014. In addition, the Company may receive a contingent payment of up to $20.0 million (Contingent Amount), which shall be payable to the Company or AIC at various times depending upon AIC’s achievement of specified risk-based capital ratios between June 30, 2014 and December 31, 2015, and the satisfaction of certain capacity and distribution conditions in the Company’s insurance subsidiaries. As security for the Contingent Amount, Confie will deposit a letter of credit in escrow for the benefit of the Company on or before October 31, 2013.

In connection with the Purchase Agreement, the Company and Confie will enter into a Distribution Agreement at Closing pursuant to which Confie, through the acquired Retail Business, will continue to produce insurance business for the Company’s insurance subsidiaries at least until the earlier of December 15, 2015, or when Confie’s obligation to pay the Contingent Amount pursuant to the Purchase Agreement is discharged. Among other things, the Distribution Agreement sets forth the terms and conditions under which Confie will produce insurance business for the Company after the Closing and includes terms designed to preserve the volume of business produced by the Retail Business for the Company as of the Closing. In turn, the Distribution Agreement obligates the Company’s insurance subsidiaries to maintain their underwriting capacity in the markets where the Retail Business operates for the duration of the Distribution Agreement, including certain restrictions on increasing fees and rates beyond certain thresholds without Confie’s consent. Additionally, Confie shall continue to provide premium financing capability for the Company’s policies, including for business written through independent agencies in certain markets, and the parties will share equally in any increased profits from premium financing independent agency business during the term of the Distribution Agreement.

The Purchase Agreement contains representations and warranties customary for transactions of this type. The representations and warranties survive the Closing and remain operative until January 31, 2015; provided that certain representations and warranties deemed fundamental to the Purchase Agreement survive the Closing and remain operative until the later of 24 months after the Closing or 60 days following the expiration of any applicable statutes of limitations. No claims can be made for indemnification of Losses (as defined in the Purchase Agreement) arising out of breaches of non-fundamental representations and warranties until such Losses exceed, in the aggregate, $1,000,000, and the Company’s aggregate indemnification obligation for Losses arising out of non-fundamental representations shall not exceed $10,000,000.

The Purchase Agreement may be terminated by either party under circumstances typical of agreements of this type; provided, however, that if the Company terminates the Purchase Agreement due to Confie’s failure to obtain all or any portion of the financing required to close the transaction, Confie shall pay the Company a break-up fee of $7,500,000.

The foregoing description of the Purchase Agreement is a summary of the material terms of the Purchase Agreement and does not purport to be complete. Such description is qualified entirely by reference to the Purchase Agreement, a copy of which is attached to this Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 16, 2013, the Company issued a press release announcing the disposition of its retail and premium finance business. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including the exhibit, shall not be deemed to be incorporated into any of our filings with the SEC under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934.

Item 8.01 Other Events

On September 16, 2013, the Company entered into a commitment letter for a $31.0 million senior secured term loan facility with a maturity date of November 30, 2014, and a $16.0 million subordinated secured term loan facility with a maturity date of June 30, 2015. Fortress Credit Corp. will participate in both facilities, and JCF AFFM Debt Holdings L.P., an affiliate of J.C. Flowers & Co. LLC and New Affirmative LLC, the Company’s 51.0% majority shareholder, will participate in the subordinated secured term loan facility. The new financing is intended to completely replace the Company’s existing senior secured loan facility. Closing of the new facility is anticipated to take place simultaneously with the closing of the Purchase Agreement transaction described in Item 1.01 herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Stock and Asset Purchase Agreement by and among Affirmative Insurance Holdings, Inc., Affirmative Services, Inc., and USAgencies Mangement Services, Inc., as Sellers, and Confie Seguros Holding II Co. and Confie Insurance Group Holdings, Inc., as Buyer Parties, entered into September 16, 2013.*

99.1	Press Release issued on September 16, 2013.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
Date: September 16, 2013
	By:	/s/ Joseph G. Fisher
	Name:	Joseph G. Fisher
	Title:	Executive Vice President and General Counsel